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                                                                     EXHIBIT 9.1





                              TRUST  AGREEMENT

                                  CREATING

                                   THE CCG

                        CHARITABLE REMAINDER UNITRUST

                                     # 1



                     --------------------------------------


         THIS TRUST AGREEMENT, made and executed on the 11TH day of OCTOBER, 1994, by and between RICHARD L. DAVIS and TERESA K. DAVIS, hereinafter referred to individually as "Settlor," and collectively as "Settlors," and RICHARD L. DAVIS, hereinafter referred to as "Trustee," of this trust known as THE CCG CHARITABLE REMAINDER UNITRUST #1, entered into in consideration of the mutual covenants of the parties in order to create an irrevocable charitable remainder unitrust satisfying the provisions of Section 664 of the Internal Revenue Code (the "Code"), the regulations thereunder, and Section 5 of Rev. Proc. 90-30, for the benefit of RICHARD L. DAVIS and TERESA K. DAVIS, hereinafter referred to individually as "Unitrust Beneficiary" and collectively as "Unitrust Beneficiaries," and for the benefit of the Charity as defined in Section II(b) of this Agreement;
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                              W I T N E S S E T H:

                                   SECTION I.

                         Conveyance of Assets to Trust

         Settlors have conveyed, transferred and assigned and do by these presents convey, transfer and assign unto the Trustee those assets described in Schedule A, attached hereto and made a part hereof, receipt of which assets is hereby acknowledged by the Trustee. Such assets shall be held, administered and distributed as an irrevocable trust for the uses and purposes hereinafter set out. Settlors or any other person or persons may by instrument in writing, by will, or by naming the Trustee as beneficiary of life insurance or employee benefit plan proceeds, deliver to the Trustee at any time and from time to time additional assets and properties acceptable to the Trustee, which additional assets and properties shall be held, administered and distributed pursuant to this agreement.

                                  SECTION II.

                         Charitable Remainder Unitrust

         The Trustee shall hold, manage, invest and reinvest the trust principal and shall hold and dispose of the trust income and principal all as hereinafter provided:

                 (a) Unitrust Payments. In each taxable year of the trust, the Trustee shall pay to the Unitrust Beneficiaries during their joint lifetimes a unitrust amount equal to five percent (5%) of the net fair market value of the trust assets valued as provided below, decreased as elsewhere provided in the case where the taxable year is a short taxable year or is the taxable year in which occurs the death of the survivor of the Unitrust Beneficiaries and increased as elsewhere provided in the case where there are additional contributions in the taxable year (such amount payable to the Unitrust Beneficiaries herein referred to as the "Unitrust Amount"). Upon the death of the first Unitrust Beneficiary to die, the survivor of the Unitrust Beneficiaries shall be entitled to receive




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         the entire Unitrust Amount. When the trust assets are required to be valued for purposes of determining the Unitrust Amount, such assets shall be valued following the provisions of this Section II. The payments to the Unitrust Beneficiaries or Beneficiary shall be made annually. Any income of the trust for a taxable year in excess of the Unitrust Amount shall be added to principal. The obligation to pay the Unitrust Amount shall be limited to the trust assets.

                 (b) Selection of Charity; Termination of Unitrust Beneficiaries' Interest. For the purposes of this trust, the "Charity" shall be such organization or organizations described in each of Sections 170(c), 2055(a) and 2522(a) of the Code as the Settlors or their survivor shall designate during the term of this trust or upon full or partial termination hereof by written instrument filed with the trust records or by will (acting together while both are competent to act and acting individually while only one of the Settlors is competent to act or following the death of the first Settlor to die). Upon the death of the survivor of the Unitrust Beneficiaries, this trust shall terminate and, subject to the provisions of Paragraph (c) of this Section II, the Trustee shall deliver and distribute all of the then principal and income of the trust (other than any amount due the survivor of the Unitrust Beneficiaries or such survivor's estate under the above provisions) to the Charity (or in equal shares to each organization constituting the Charity). Provided, however, that Settlors and their survivor reserve the right from time to time during the term of this trust or upon termination hereof to designate by written instrument filed with the trust records (acting together while both are competent to act and acting individually while only one of the Settlors is competent to act or following the death of the first Settlor to die), in addition to or in lieu of the organization or organizations named as the Charity, such organization or organizations as shall constitute the Charity so long as any such organization or organizations designated by the Settlors or Settlor shall at the time of such designation be described in each of Sections 170(c), 2055(a) and 2522(a) of the Code, and the right from time to time during the term of this trust to reallocate by written instrument filed with the trust records the percentages of beneficial enjoyment of the institutions constituting the Charity.

                 (c) Alternate Disposition Upon Termination. If the Charity (or any organization constituting the Charity) is not an organization described in each of Sections 170(c), 2055(a) and 2522(a) of the Code at the time when any distribution of principal or income of this trust is to be made to it, the Trustee shall distribute such principal or income to the remaining organizations then constituting the Charity which are described in each of Sections 170(c), 2055(a) and 2522(a) of the Code, in such proportions as their respective shares bear to each other, or, if there are no organizations then constituting the Charity that are described in each of Sections 170(c), 2055(a) and 2522(a) of the Code, or if no organization or organizations have been named as the Charity as above provided, then to one or more organizations then described in each of Sections 170(c), 2055(a) and 2522(a) of the Code as the Trustee shall select in its sole discretion. In the





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         event the Trustee is unable to fulfill its obligations under this paragraph (c), a court of competent jurisdiction shall make any selection required by this paragraph (c). In no event upon termination of this trust shall any portion of the principal or income of this trust be distributed to any organization that is not described in each of Sections 170(c), 2055(a), and 2522(a) of the Code.

                 (d) Distributions by Trustee to Charity. The Trustee may in its discretion from time to time during the term of this trust distribute such portion of the assets of the trust to the Charity (or any organization constituting the Charity) as the Trustee shall deem advisable. In the case of any such distribution, the Unitrust Amount for the year in which such distribution is made shall be equal to five percent (5%) of:

                          1. the net fair market value of the trust assets as of the valuation date, minus

                          2. that proportion of the fair market value of the assets so distributed that the number of days in the period that begins with the date of the distribution and ends with the earlier of the last day of the taxable year or the date of the trust's termination bears to the number of days in the period that begins on the first day of such taxable year and ends with the earlier of the last day in such taxable year or the date of the trust's termination.

         The assets so distributed shall be valued at the time of the distribution.

                 (e) Taxable Year. The taxable year of the trust shall be the calendar year.

                 (f) Valuation of Assets. The trust assets shall be valued on the first day of each taxable year. On or immediately prior to each valuation date, the Trustee shall report to the valuation trustee (as provided for in Section III.(l) hereof) the identity of all assets of the trust that do not have a readily ascertainable fair market value. The valuation trustee shall thereupon have any such assets valued as of the appropriate valuation date and report the value to the Trustee. The valuation shall be made independent of any "related or subordinate party" or "disqualified person" with respect to the trust as defined in Section III.(l) hereof. The valuation trustee shall have no powers, duties or responsibilities with respect to the trust, except with respect to the matters described in this paragraph (f). Any asset other than cash, cash equivalents or publicly traded securities for which market quotations are readily available on an established securities market (within the meaning of Section 1.170A-13(c)(7)(xi) of the income tax regulations) shall for purposes of this paragraph
         (f) be treated as an asset which does not have a readily ascertainable fair market value.





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                 (g)      Incorrect Valuation. If the net fair market value of
         the trust assets is determined incorrectly for any taxable year, then within a reasonable period after the final determination of the correct value for federal tax purposes, the Trustee shall pay to the Unitrust Beneficiaries or Beneficiary in the case of an undervaluation, or shall receive from the Unitrust Beneficiaries or Beneficiary in the case of an overvaluation, the amount equal to the difference between the Unitrust Amount properly payable and the Unitrust Amount actually paid.

                 (h) Proration. In the case of a taxable year which is for a period of less than twelve (12) months (other than the taxable year in which the survivor of the Unitrust Beneficiaries dies), the Unitrust Amount shall be such amount multiplied by a fraction the numerator of which is the number of days in the taxable year of the trust and the denominator of which is 365 (366 if February 29 is a day included in the numerator). In the case of the taxable year in which the survivor of the Unitrust Beneficiaries dies, the Unitrust Amount shall be such amount multiplied by a fraction the numerator of which is the number of days in the period beginning on the first day of such taxable year and ending on the date of the death of the survivor of the Unitrust Beneficiaries and the denominator of which is 365 (366 if February 29 is a day included in the numerator).

                 (i) Additional Contributions. If any additional contributions are made to the trust after the initial contribution, the Unitrust Amount for the year in which the additional contribution is made shall be equal to five percent (5%) of the sum of:

                          1. the net fair market value of the trust assets as of the valuation date (excluding the assets so added and any income from, or appreciation on, such assets), and

                          2. that proportion of the fair market value of the assets so added that was excluded under (1) that the number of days in the period that begins with the date of the contribution and ends with the earlier of the last day of the taxable year or the date of the trust's termination bears to the number of days in the period that begins on the first day of such taxable year and ends with the earlier of the last day in such taxable year or the date of the trust's termination.

         The assets so added shall be valued at the time of the contribution.

                 (j) Additional Contributions by Death; Deferral of Payment. If any additional contribution is made by bequest, devise or transfer from a trust by reason of death, the obligation to pay the Unitrust Amount with respect to such additional contribution shall commence with the date of death of the person whose death caused the additional contribution to be made, but payment of the Unitrust Amount may be deferred from such date of death until the end of the taxable year of this trust in which occurs the complete





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         funding of the additional contribution. Within a reasonable period after such time, the Trustee shall pay to the Unitrust Beneficiaries or Beneficiary in the case of an underpayment, or shall receive from the Unitrust Beneficiaries or Beneficiary in the case of an overpayment, the difference between:

                          1. any Unitrust Amounts actually paid, plus interest, compounded annually, computed for any period at the rate of interest that the federal income tax regulations under
                 Section 664 of the Code prescribe for the trust for such computation for such period; and

                          2. the Unitrust Amounts payable, determined under the method described in Section 1.664-1(a)(5)(ii) of the federal income tax regulations.

         The Unitrust Amounts payable shall be retroactively determined by using the taxable year, valuation method and valuation date adopted by the Trustee. Any payments required to be made because of an underpayment shall be paid to the person (or his estate) who received the underpayment. Any repayments required to be made because of an overpayment shall be repaid by the person (or his estate) who received the overpayment. Notwithstanding anything to the contrary, in computing any overpayments or underpayments, the percentage interest rate to be used is that rate specified in the Code, federal income tax regulations or other Treasury or Internal Revenue Service pronouncements which then govern the percentage rate to be used in making corrective payments.

                 (k)      Payment of Federal Estate Taxes and State Death
         Taxes.

                          1. No federal estate taxes, state death taxes or any other estate, death or inheritance taxes (hereinafter referred to as "death taxes") with respect to this trust shall be allocated to or be recoverable from the trust. The Unitrust Beneficiaries impose an obligation on their estates to pay any death taxes from sources other than this trust and agree to so provide in their wills or in another way. This provision may be enforced by the survivor of the Unitrust Beneficiaries, the Trustee, or the Charity, acting alone or together.

                          2. The Unitrust Beneficiaries have provided for the payment of any death taxes from sources other than this trust. Nevertheless, if for any reason the trust becomes liable for death taxes upon the death of the first Unitrust Beneficiary to die, the life interest of the surviving Unitrust Beneficiary in the deceased Unitrust Beneficiary's interest in this trust shall take effect only if the surviving Unitrust Beneficiary furnishes the funds for payment of any death taxes for which the trust may be liable. If the surviving Unitrust Beneficiary fails to furnish those funds, the surviving Unitrust Beneficiary shall be deemed to have





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                 predeceased the deceased Unitrust Beneficiary for all other purposes of this agreement with respect to the deceased Unitrust Beneficiary's interest in this trust.

                 (l) Prohibited Transactions. Except for the payment of the Unitrust Amount to the Unitrust Beneficiaries or Beneficiary, the Trustee is prohibited from engaging in any act of self-dealing as defined in Section 4941(d) of the Code, from retaining any excess business holdings as defined in Section 4943(c) of the Code which would subject the trust to tax under Section 4943 of the Code, from making any investments which would subject the trust to tax under
         Section 4944 of the Code, and from making any taxable expenditures as defined in Section 4945(d) of the Code. The Trustee shall make distributions at such time and in such manner as not to subject the trust to tax under Section 4942 of the Code.

                 (m) No Limitation on Investment. Nothing in this trust agreement shall be construed to restrict the Trustee from investing the trust assets in a manner which could result in the annual realization of a reasonable amount of income or gain from the sale or disposition of trust assets.

                 (n) Statement of Intent. In creating this trust it is Settlors' intention to obtain the full benefit of any income, gift and estate tax charitable deduction to which Settlors or either of their estates may be entitled under the Code and for this trust to qualify as a charitable remainder unitrust as defined in Section 664(d)(2) of the Code and the regulations thereunder. Accordingly, the foregoing provisions and all other provisions of this instrument shall be construed in such manner as will accomplish that purpose, and the Unitrust Beneficiaries or Beneficiary and the Charity shall have such rights and limitations upon their respective rights as are necessary to achieve such purpose. The computation of the Unitrust Amount, the source of such payments to the Unitrust Beneficiaries or Beneficiary and the time of such payments shall conform with the statutory requirements of Section 664(d)(2) of the Code and with any regulations issued with respect thereto, and no amount other than the above-prescribed payments to the above-named beneficiaries shall be paid to or for the use of any person other than an organization described in each of Sections 170(c), 2055(a) and 2522(a) of the Code at the time of such payment; provided, however, that an amount shall not be deemed to be paid to or for the use of any person other than an organization described in the foregoing Code sections if the amount is transferred for full and adequate consideration. No person shall have the power to alter the Unitrust Amount directed to be paid hereunder.

                 (o) Governing Law. This instrument and the distributions hereunder shall be governed by and construed in accordance with the laws of the State of Texas; provided, however, in any conflict between such laws and Section 664 of the Code and the regulations thereunder,
         Section 664 and such regulations shall govern.





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                                  SECTION III.

                                Trustee's Powers

         Except as otherwise provided in this instrument, the Trustee and its successors shall have and exercise the following rights, powers and privileges and shall be subject to the following duties, provisions, conditions and limitations with respect to each trust hereinabove created:

                 (a) General Investment and Management Powers. The Trustee, except as herein otherwise specifically limited, shall have as wide latitude in the management and administration of the trust assets as an individual would have in the management and administration of his own funds, and shall not be limited to nor be bound or governed by the provisions of the Texas Trust Code (or its successor statute) or by any other statutes or regulations respecting trust management and administration except to the extent that such statutes or regulations may not be waived. The Trustee shall specifically have, but shall not be limited to, the power and authority to manage, handle, invest, reinvest, convert, reconvert, sell for cash or credit, or for part cash and part credit, exchange, hold, dispose of, lease for any period, whether or not longer than the life of the trust, improve, repair, maintain, work, develop, operate, use, mortgage, or pledge all or any part of the funds, assets and property constituting from time to time any part of the trust; receive property from any source as an addition to the trust estate; enter into any partnership as a general or limited partner with any person, firm, corporation or any trustee under any other trust; borrow money; lend money upon such security as the Trustee deems appropriate; enter into contracts; execute obligations, negotiable and nonnegotiable; vote shares of stock in person and by proxy, with or without power of substitution; alone or with others form, reorganize or extend the life of any corporation, and exercise and perform any and all rights, privileges and powers inuring to the holder of any stock or securities constituting at any time a part of the trust; exercise any stock options and borrow money for such purpose; sue and be sued; abandon, settle, compromise or adjust by arbitration or otherwise any dispute or controversy in favor of or against the trust; waive or release rights of any kind; abandon any property or interest in property belonging to the trust when deemed to be in the best interest of the trust and its beneficiaries; operate or participate in the operation of any farm or ranch property; sell, convey, lease or otherwise deal with any oil, gas and other minerals and mineral rights and royalties, and operate and develop oil, gas and other mineral properties and interests; pay all reasonable expenses and fees; execute and deliver any deeds, conveyances, leases, contracts or written instruments of any character appropriate to any of the powers or duties of the Trustee.





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                 (b)      Selection and Retention of Investments. The Trustee,
         except as herein otherwise specifically limited, shall have as wide latitude in the selection, retention or making of investments as an individual would have in retaining or investing his own funds, and shall not be limited to nor be bound or governed by the provisions of the Texas Trust Code (or its successor statute) or by any other statutes or regulations respecting investments by Trustees except to the extent that such statutes or regulations may not be waived. Specifically, but not by way of limitation, the Trustee is authorized to invest and participate in private and public corporate, energy, commodity, real estate, venture capital, or other investments or transactions of a speculative nature, including but not limited to early stage, expansion, and leveraged buy-out transactions and ventures; to invest and reinvest all funds available for investment or reinvestment from time to time or at such times as may be deemed advisable in such investments as it is permitted to make pursuant to the terms of this instrument; and to invest in nonincome-earning or producing property if in the Trustee's judgment the best interest of the trust will be served thereby. Investments need not be diversified, may be of a wasting nature, and may be made or retained with a view to possible increase in value. Any property transferred to the trust by Settlors or by any other person as herein provided or acquired by the Trustee as herein provided and from time to time constituting any part of the principal of the trust shall be deemed a proper investment, and the Trustee shall be under no obligation to dispose of or convert any such property.

                 (c) Agents, Managers and Employees. The Trustee shall have the power to hire, appoint, remove and act through agents, managers and employees, to confer upon such agents, managers and employees such power and authority as may be deemed necessary or advisable and to expend trust assets for the reasonable compensation of such agents, managers and employees commensurate with their duties, responsibilities and level of performance.

                 (d) Power to Determine Income and Principal. The Trustee shall determine the manner in which expenses are to be borne and in which receipts are to be credited as between principal and income, and also determine what shall constitute principal or income in accordance with the laws of the State of Texas; provided, however, that to the extent applicable, the Trustee shall adhere to the allocation methods set forth in Section 1.664-l(d)(2) of the federal income tax regulations or such other regulations under the Code as may be applicable from time to time, so long as such allocation methods do not constitute a fundamental departure from the applicable laws of the State of Texas.

                 (e) Methods of Payment to Beneficiaries. All distributions and all uses and applications of the Unitrust Amount or distributions to the Charity may be made as follows without the intervention of any legal guardian or other legal representative and the Trustee shall not be responsible for the application of any payment after the same has been made to any person in accordance with the provisions hereof. The Trustee may pay





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         any income or principal distribution to or for the benefit of the
         Unitrust Beneficiaries or Beneficiary or the Charity, including but not limited to the following methods:

                          1. Directly to the Unitrust Beneficiaries or Beneficiary or the Charity;

                          2. To the legal guardian or person having legal custody of the Unitrust Beneficiaries or Beneficiary; or

                          3. Directly for the maintenance or support of the Unitrust Beneficiaries or Beneficiary.

                          (f) Liability of Third Party. No purchaser at any sale made by the Trustee or persons dealing with the Trustee hereunder shall be obliged to see to the application of any money or property paid or delivered to the Trustee. No person dealing with the Trustee shall be obliged to inquire into the expediency or propriety of any transaction or the authority of the Trustee to enter into and consummate the same upon such terms as the Trustee may deem advisable.

                 (g) Out-of-State Properties. If at any time the trust estate shall consist in whole or in part of assets located in a jurisdiction in which the Trustee then acting hereunder is not authorized or is unwilling to act, the Trustee then acting hereunder may appoint an ancillary Trustee in the jurisdiction in which it is not authorized or is unwilling to act and may confer upon such ancillary Trustee power to act solely with reference to such assets as the Trustee may deem necessary or expedient and such ancillary Trustee shall remit to the Trustee then acting hereunder that part of all income from and proceeds of sale of such assets which is not required for the payment of any and all obligations of the trust in such jurisdiction for which such ancillary Trustee is personally liable. The Trustee then acting hereunder may pay unto such ancillary Trustee reasonable compensation for its services and may absolve it from any requirement that it furnish bond or other security.

                 (h) No Court Supervision. No Trustee shall be required to qualify before, be appointed by, or in the absence of breach of trust, account to any court or obtain the order or approval of any court in the exercise of any power or discretion granted in this instrument.

                 (i) Liability of Trustee. No Trustee shall be liable for negligence or error of judgment, but shall be liable only for such Trustee's willful misconduct or personal dishonesty.

                 (j) Compensation or Reimbursement of Trustees. For services rendered hereunder any Trustee (including any valuation trustee) shall be entitled to reasonable





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         fees commensurate with the Trustee's duties and responsibilities, taking into account the value and nature of the trust fund and the time and work involved, and to reimbursement for all reasonable expenses incurred in such capacity. Such fees and expenses shall be allocated between income and principal in accordance with paragraph
         (d) of this Section.

                 (k)      Removal of Trustee and Succession of Trusteeship.

                          1. The provisions of this paragraph (k) apply with respect to all Trustees who are not "valuation trustees" for purposes of Section II.(f) and Section III.(1) hereof.

                          2. Settlors (acting together while both are competent to act and acting individually while only one of the Settlors is competent to act or following the death of the first Settlor to die) shall have the power and authority to remove any Trustee, with or without cause, whether now serving or designated herein to serve in the future, by giving the Trustee thirty (30) days' written notice of such removal. Any Trustee hereinabove named or any successor Trustee may at any time resign by giving Settlors (jointly while both are competent to act and individually while only one of the Settlors is competent to act or following the death of the first Settlor to die) thirty (30) days' written notice of such resignation. Upon the expiration of thirty (30) days from the date of receipt of such notice, the Trustee shall be deemed to have been removed or to have resigned, as the case may be.

                          3.      In the case of the death, removal,
                 resignation, failure, refusal or inability to act of the original Trustee hereunder, TERESA K. DAVIS shall serve as the successor Trustee.

                          4. If, notwithstanding the provisions of subparagraph (3) above, a vacancy in trusteeship exists, then a successor Trustee shall be designated by the Settlors (acting together while both are competent to act and acting individually while only one of the Settlors is competent to act or following the death of the first Settlor to die).

                          5. If, notwithstanding the provisions of subparagraphs (3) and (4) above a vacancy in trusteeship still exists, then upon application duly made, a successor Trustee shall be appointed by a court of competent jurisdiction.

                 (l)      Valuation Trustee; Succession.

                          1.      The initial valuation trustee for purposes of
                 Section II.(f) shall be STEVE KOINIS. In the event of the death, removal, resignation, failure, refusal,





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                 disqualification, or inability to act of any valuation trustee hereunder, whether original or successor, the successor valuation trustee shall be such person or entity as Settlors shall designate by written instrument filed with the trust records (acting together while both are competent to act and acting individually while only one of the Settlors is competent to act or following the death of the first Settlor to die). In the event no successor valuation trustee is designated by Settlors or Settlor, then upon application duly made, a successor valuation trustee shall be appointed by a court of competent jurisdiction.

                          2. Settlors (acting together while both are competent to act and acting individually while only one of the Settlors is competent to act or following the death of the first Settlor to die) shall have the power to remove a valuation trustee if and only if the Settlors or Settlor (i) determine in good faith that sufficient cause exists that would justify the removal of the valuation trustee by a court of competent jurisdiction in accordance with the laws of the State of Texas; and (ii) give such valuation trustee thirty
                 (30) days' written notice of such removal. Upon the expiration of thirty (30) days from the date of receipt of such notice, the valuation trustee shall be deemed to have been removed.

                          3. Any valuation trustee hereinabove named or any successor valuation trustee may at any time resign upon giving Settlors (jointly while both are competent to act and individually while only one of the Settlors is competent to act or following the death of the first Settlor to die) thirty
                 (30) days' written notice of such resignation. Upon the expiration of thirty (30) days from date of receipt of such notice, the valuation trustee shall be deemed to have resigned.

                          4. In all events, the valuation trustee and any successor thereto must be an "independent trustee." As used in this paragraph (1), an independent trustee is any party other than a "related or subordinate party" with respect to this trust within the meaning of Section 672(c) or a "disqualified person" with respect to this trust within the meaning of
                 Section 4946 of the Internal Revenue Code and the regulations promulgated thereunder.

                 (m) Spendthrift Clause. No beneficiary of the trust created hereunder shall have the right or power to anticipate, by assignment or otherwise, any income or principal given to such beneficiary by this trust, nor in advance of actually receiving the same have the right or power to sell, transfer, encumber or in anywise charge same; nor shall such income or principal, or any portion of the same, be subject to any execution, garnishment, attachment, insolvency, bankruptcy, or other legal proceeding of any character, or legal sequestration, levy or sale, or in any event or manner be applicable or subject, voluntarily or involuntarily, to the payment of such beneficiary's debts, including claims for alimony or support.

                 (n) Power to Deal with Environmental Hazards. The Trustee shall have the power to (i) conduct environmental assessments, audits and site monitoring to determine compliance with any environmental law or regulation thereunder; (ii) take all appropriate remedial action to contain, cleanup or remove any environmental hazard including a spill, release, discharge or contamination, either on its own accord or in response to an actual or threatened violation of any environmental law or regulation thereunder; (iii) institute legal proceedings concerning environmental hazards or contest or settle legal proceedings brought by any local, state or federal agency concerned with environmental compliance, or by a private litigant; (iv) comply with any local, state or federal agency order or court order directing an assessment, abatement or cleanup of any environmental hazards; and (v) employ agents, consultants and legal counsel to assist or perform the above undertakings or actions. All reasonable and necessary expenses incurred in the Trustee's exercise of such powers shall be an expense of the trust estate.

                 (o) Trustee's Right to Refuse Contributions. The Trustee, in its sole discretion, may require, as a prerequisite to accepting property contributed to the trust, that the donor of such property provide evidence satisfactory to the Trustee that (i) the property is not contaminated by any hazardous or toxic materials or substances; and (ii) the property is not being used and has never been used for any activities directly or indirectly involving the generation, use, treatment, storage, disposal, release or discharge of any hazardous or toxic materials or substances. The Trustee may refuse to accept property as a trust asset if the Trustee determines that such property is contaminated by any hazardous or toxic materials or substances or has been used for any activities directly or indirectly involving the generation, use, treatment, storage, disposal, release or discharge of any hazardous or toxic materials or substances.

                 (p) Exoneration of Trustee. No Trustee shall be liable for any loss or depreciation in value sustained by the trust as a result of the Trustee retaining any property upon which there is later discovered to be hazardous materials or substances requiring remedial action pursuant to any federal, state or local environmental law, unless the Trustee contributed to the loss or depreciation in value through willful default, willful misconduct or gross negligence.

                 (q)      No Bond. No Trustee need post any bond for so acting.

                                  SECTION IV.

                               Trust Irrevocable

         This trust is irrevocable. Neither Settlors, the Trustee nor any beneficiary shall have any right to alter or amend the trust, except that the Trustee, acting alone, shall have the power to amend the trust in any manner required for the sole purpose of ensuring that the trust qualifies and continues to qualify as a charitable remainder unitrust within the meaning of
Section 664(d)(2) of the Code.

                                   SECTION V.

                                  Definitions

         All references to "Internal Revenue Code" or the "Code" shall be to the Internal Revenue Code of 1986, as it exists at the time of execution of this instrument or as amended from time to time thereafter, unless otherwise designated, or to its successor statute.

         As used in this instrument, the word "Trustee" shall mean any and all trustees from time to time serving hereunder and shall refer both to the original trustee and to any successor substitute trustee or trustees.

         As used in this instrument, the masculine, feminine and neuter genders shall each be deemed to include the others unless the context requires otherwise. The singular shall include the plural and the plural shall include the singular wherever the context of this instrument permits.

                                  SECTION VI.

                               Agreement Binding

         The Trustee by executing this agreement accepts this trust and agrees to hold any property acceptable to the Trustee added hereto in accordance with the terms and conditions hereof. This agreement shall extend to and be binding upon the heirs, executors, administrators, legal representatives and successors, respectively, of the parties hereto.

         EXECUTED as of the day and year first above written.

                                        /s/ R L Davis
                                        ---------------------------------------
                                        Richard L. Davis
                                                                        Settlor



                                        /s/ Teresa K. Davis
                                        ---------------------------------------
                                        Teresa K. Davis
                                                                        Settlor



                                        /s/ R L Davis
                                        ---------------------------------------
                                        Richard L. Davis
                                                                        Trustee

THE STATE OF TEXAS        )
                          )
COUNTY OF HARRIS          )

         BEFORE ME, the undersigned authority, on this day personally appeared RICHARD L. DAVIS, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, and in the capacities therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 11TH day of OCTOBER,
1994.


                                        /s/ Juanita Holloway-Andrews
                                        ---------------------------------------
                                        Notary Public, State of Texas

(SEAL)

THE STATE OF TEXAS        )
                          )
COUNTY OF HARRIS          )

         BEFORE ME, the undersigned authority, on this day personally appeared TERESA K. DAVIS, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that she executed the same for the purposes and consideration therein expressed, and in the capacities therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 11TH day of OCTOBER,
1994.


                                        /s/ Juanita Holloway-Andrews
                                        ---------------------------------------
                                        Notary Public, State of Texas

(SEAL)

                                   SCHEDULE A

                               TO TRUST AGREEMENT

                             DATED OCTOBER 11, 1994

                                    CREATING

                                    THE CCG

                        CHARITABLE REMAINDER UNITRUST #1


64,500 shares of common stock in Alco Standard Corporation, an Ohio corporation